                                                                    EXHIBIT 10.9

                                 EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this 19th day of August, 1994, between Morgan Products Ltd. (the "Company"), and Larry R. Robinette (the "Executive").

               WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept employment with the Company, but only on the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

               1. The Company shall employ the Executive, and the Executive shall serve the Company, for the period (the "term") beginning on September 6, 1994 and expiring on December 31, 1997, subject to earlier termination as hereinafter provided. After the expiration of the initial term of the Executive's employment under this Agreement and subject to earlier termination as hereinafter provided, the term of the Executive's employment hereunder shall be automatically renewed for successive one (1) year terms, unless either party delivers to the other party at least one hundred eighty
     (180) days prior to the expiration of the initial term or any renewal term, as the case may be, written notice of its desire not to renew the term of the Executive's employment hereunder. In the event that the Company elects not to renew the term of the Executive's employment hereunder at the end of the initial term or any renewal term, as the case may be, in accordance with the preceding sentence, for a period of one year beginning at the end of such initial term or renewal term, as the case may be (the "Severance Period"), and provided that the Executive at all times complies with paragraphs 5, 6, 7 and 8 hereof, the Company shall (i) pay to the Executive as severance (the "Severance Amount") an amount equal to the base salary that the Executive had been paid for the prior year, which Severance Amount shall be payable in equal installments over the Severance Period in accordance with the Company's then prevailing payroll practices, and (ii) continue to provide to the Executive, at the expense of the Company, the health and welfare benefits provided to the Executive during the immediately preceding twelve month period. Except as expressly set forth in the preceding sentence and except as expressly set forth in the "Rabbi Trust" agreement contemplated by paragraph 3(d) hereof, the Company shall have no further obligation to the Executive of any kind under this Agreement in the event that the Company so elects not to renew the term of the Executive's employment hereunder at the end of such initial term or renewal term, as the case may be, including any obligation to pay the Executive any further amounts of any kind under this Agreement. From the date of this Agreement until the beginning of the term, the Executive shall also be an employee of the Company, but shall perform only such duties and shall receive only such remuneration therefor as provided in this Agreement or as the Company and the Executive shall mutually agree.

               2. During the term of this Agreement, the Executive shall serve the Company as its President and Chief Executive Officer. During the term of this Agreement, the Executive shall, except during vacation or sick leave, devote the whole of his time, attention and skill during usual business hours (and outside those hours when reasonably necessary to his duties hereunder) to his duties hereunder; faithfully and diligently perform such duties and exercise such powers as may be from time to time assigned to or vested in him by the Company's Board of Directors (the "Board") or by the Chairman of the Board; implement the decisions of the Board (of which the Executive is to be a member) and the Chairman of the Board; and use his best efforts to promote the interests of the Company. The Executive may be required in pursuance of his duties hereunder to perform services for any company controlling, controlled by or under common control with the Company (such companies hereinafter collectively called "Affiliates") and to accept such offices in any Affiliates as the Board or the Chairman of the Board may require. The Company will elect the Executive as a director of the Company promptly after this Agreement becomes effective. Thereafter, during the term of this Agreement, the Company will use its reasonable best efforts to cause the Executive to be re-elected as a director of the Company, and the Executive agrees to serve in such capacity if elected and re-elected.

               3. (a) During the term of this Agreement, the Company shall pay the Executive a base salary at an annual rate of $350,000, which shall be payable periodically in accordance with the Company's then prevailing payroll practices. In no event will the Executive's base salary be reduced during the term of this Agreement.

                    (b) During the term of this Agreement, the Executive will be eligible to receive a bonus at the end of each calendar year based upon the Company's performance for such calendar year. Such bonus will be determined in accordance with the Company's bonus plan for executive officers and the Executive will receive a bonus of 50% of the Executive's annual base salary if the Company meets its budget under the Company's bonus plan then in effect. Such bonus eligibility will be increased to up to 70% of the Executive's annual base salary if the Company exceeds its budget and meets certain targets under the Company's bonus plan then in effect.

                    (c) Upon execution of this Agreement, the Executive will be entitled to receive a signing bonus of $150,000, of which $50,000 will be payable upon the effectiveness of this Agreement and $100,000 will be payable on January 1, 1995. Such signing bonus will be in addition to any annual bonus to which the Executive may be entitled to under paragraph 3(b) above.

                    (d) The Company will establish a "Rabbi Trust" or a "Grantor's Trust" for the Executive's benefit and will contribute to such trust common stock of the Company with a value of $700,000 (based upon the closing price of the Company's common stock as reported by the New York Stock Exchange on August 19, 1994). The trust instrument shall provide that (i) the Company will guarantee that the value of the assets held by such trust on August 19, 1997, or on such earlier date upon which the Executive will fully vest in the trust as provided below, will be equal to at least $700,000 and (ii) the trustee will distribute to the Executive or his beneficiaries, no later than 30 days after August 19, 1997 or such earlier date upon which the Executive will fully vest in the trust as provided below, all of the assets of the trust in which the Executive has vested. Attached as Exhibit A hereto is a form of trust instrument for such trust which reflects the mutual intent of the parties hereto. The parties will use their reasonable best efforts to finalize such instrument substantially in the form attached with such changes as may be deemed necessary by the parties based upon the advice of their respective tax advisors and the concerns of the Trustee thereunder and its advisors. The trust will be granted "piggyback" registration rights with respect to the common stock of the Company held by it, subject to underwriter's cut-back. The Executive acknowledges that the shares of common stock of the Company deposited into such trust will, in the absence of registration under the Securities Act of 1933, be restricted securities and not transferable except pursuant to an applicable exemption under such Act. The Executive consents to placing an appropriate legend to such effect on such shares. The Company will administer the trust, and any taxes of the trust will be payable out of the assets of the trust. The Executive will vest in the trust in equal percentages over the three-year period beginning on the date of this Agreement; provided, however, that the Executive will vest in the trust in full immediately if, prior to the end of such three-year period, the Executive's employment with the Company is terminated by the Company for any reason other than fraud or dishonesty, or terminated by the Executive for Good Reason (as defined in paragraph 4(d) below), or terminated because of the Executive's death or disability, or terminated as a result of the acquisition by a third party of all or substantially all of the assets of the Company or of a majority of the outstanding voting stock of the Company (including by way of a merger of the Company with or into another entity).

                    (e) Effective the date of this Agreement, the Company will grant the Executive options under the Company's stock option plan to purchase 250,000 shares of common stock of the Company at an exercise price of Five Dollars ($5.00) per share. The Executive will vest in such options on the following vesting schedule: 25% upon signing this Agreement; 25% on August 19, 1995; 35% on August 19, 1996; and 15% on August 19, 1997. As
     provided in such stock option plan, the Executive will become immediately vested in full in such options upon an acquisition by a third party of all or substantially all of the assets of the Company or of a majority of the outstanding voting stock of the Company. Except as set forth above, all of the terms of the Company's stock option plan shall apply to such options.

                    (f) During the term of this Agreement, the Executive shall be entitled to: use of a Company automobile (a Cadillac or equivalent U.S.-made automobile); reimbursement of reasonable initiation and membership fees to one country club; reimbursement of fees paid for the preparation of the Executive's individual income tax returns; participation in the Company's Profit Sharing and Savings Retirement Plan (the "Plan") in accordance with the terms of the Plan (which presently would allow the Executive to contribute up to 6% of the Executive's base salary (currently limited to $150,000 of the Executive's base salary) with the Company matching 50% of the Executive's contributions (provided that the maximum amount of the Executive's contribution would be $9,240 per year)); participation in the Company's deferred compensation plan in accordance with the terms of such plan (which would allow the Executive to defer up to 6% of the Executive's base salary in excess of the maximum amount recognized by law under the Plan each year, with the Company matching 50% of such deferred compensation); and term life insurance in the aggregate of $1,000,000 or split-dollar life insurance in such amount so long as the annual cost thereof to the Company does not exceed the cost of such term life insurance.

                    (g) The Company will provide the Executive relocation assistance in accordance with the program set forth on Exhibit B attached hereto in connection with any relocation from his primary residence as of the date of this Agreement.

                    (h) Upon the Executive's retirement from the Company and at the Executive's expense (as provided under COBRA), the Executive will be eligible to continue to be covered by the Company's group medical and/or dental insurance plans until the Executive reaches 65 years of age.

                    (i) During the term of this Agreement, the Executive shall be entitled to such expense accounts, vacation time, sick leave, perquisites of office, fringe benefits, medical and dental insurance coverage and disability insurance (with all waiting periods, if any, for any such insurance being waived), and other terms and conditions of employment as the Company generally provides to its employees having rank and seniority at the Company comparable to the Executive.

               4. Unless terminated in accordance with the following provisions of this paragraph 4, the Company shall continue to employ the Executive and the Executive shall continue to work for the Company, during the term of this Agreement.

                    (a) The term of this Agreement shall terminate automatically upon the death of the Executive.

                    (b) The Company may place the Executive on long term disability and replace him as President and Chief Executive Officer if the Executive suffers from a physical or mental disability to an extent that renders it impracticable for the Executive to continue performing his duties as President and Chief Executive Officer hereunder. In addition, the Company may terminate the term of this Agreement and the Executive's employment hereunder so long as the Executive is eligible to begin receiving disability benefits under the Company's long term disability policy then in effect and such termination does not affect the Executive's eligibility to receive such benefits. The Executive shall be deemed to be so disabled if (i) the Executive's physical or mental condition renders the Executive unable to perform his duties for a period exceeding six consecutive months, or (ii) due to a physical or mental condition, the Executive has not substantially performed his duties hereunder for a period of six consecutive months.

                    (c) The Company may terminate the term of this Agreement and the Executive's employment hereunder at any time for cause; cause shall mean (i) a default or other breach by the Executive of his obligations under this Agreement, which default or other breach has not been cured within thirty (30) days of written notice thereof from the Company to the Executive, or (ii) any fraud or dishonesty on the part of the Executive.

                    (d) The Company may terminate the term of this Agreement and the Executive's employment hereunder at any time during the initial term or any renewal term without cause. In the event that the Executive is terminated by the Company without cause, and provided that the Executive at all time complies with paragraphs 5, 6, 7 and 8 hereof, the Company shall
     (i) continue to pay to the Executive during such initial term or renewal term, as the case may be, only the base salary to which the Executive would have been entitled to receive hereunder had the Executive's employment not been so terminated, (ii) continue to provide to the Executive for the remainder of the initial term or the renewal term, as the case may be, at the expense of the Company, the same health and welfare benefits which were being provided to the Executive prior to such termination, and (iii) pay to the Executive the annual bonus the Executive would have been entitled to receive under paragraph 3(b) above for the calendar year in which the Executive's employment hereunder was terminated, pro-rated for the actual number of days elapsed during such calendar year up until the date of such termination (such pro rated bonus to be paid at the regularly scheduled time). In addition, the Executive may terminate the term of this Agreement and the Executive's employment hereunder at any time during the initial term or any renewal term for Good Reason. Any such termination by the Executive for Good Reason shall be deemed to be, and shall be treated as, a termination of the term of this Agreement by the Company without cause. As used herein, the term "Good Reason" shall have the meaning set forth in Exhibit C attached hereto.

                    (e) Upon termination pursuant to paragraphs 4(a), 4(b), 4(c) or 4(d), above, and except as set forth in paragraph 4(d) above, the Company shall pay the Executive or his estate only the Executive's base salary earned and unpaid to the date of termination, and any outstanding funds advanced by the Company to or on behalf of the Executive shall become immediately due and payable, except for any equity loan which would not otherwise be due pursuant to the Relocation Assistance Program on Exhibit B attached hereto. Upon termination pursuant to paragraphs 4(a), 4(b), 4(c) and 4(d) above, except as expressly set forth in paragraph 4(d) above and in the immediately-preceding sentence of this paragraph 4(e) and except as set forth in the "Rabbi Trust" agreement contemplated by paragraph 3(d) hereof, the Company shall have no further obligation to the Executive of any kind under this Agreement, including any obligation to pay the Executive any further amounts of any kind under this Agreement.

                    (f) Upon termination pursuant to paragraphs 4(b), 4(c) and 4(d) above or in the event that the Company elects not to renew the term of the Executive's employment hereunder at the end of the initial term or any renewal term, as the case may be, hereunder, the Executive shall also be deemed to have resigned from the Board, if elected as a director, effective upon the date of termination of the Executive's employment.

               5. The Executive shall not divulge or communicate to any person (except in performing his duties under this Agreement) or use for his own purposes trade secrets, confidential commercial information, or any other information, knowledge or data of the Company or of any of its Affiliates which is not generally known to the public and shall use his best efforts to prevent the publication or disclosure by any other person of any such secret, information, knowledge or data. All documents and objects made, compiled, received, held or used by the Executive while employed by the Company in connection with the business of the Company shall be and remain the Company's property and shall be delivered by the Executive to the Company upon the termination of the Executive's employment or at any earlier time requested by the Company.

               6. The Executive agrees that during his employment at the Company and for a period of two years after the termination of his employment hereunder, he will not directly or indirectly, whether or not for compensation and whether or not as an employee, be engaged in or have any financial interest in any business competing with or which may compete with the business of the Company (or with any business of any Affiliate for which the Executive performed services hereunder) within any state, region or locality in which the Company or such Affiliate is then doing business or marketing its products, as the business of the Company or such Affiliate may then be constituted. For purposes of this Agreement, the Executive shall be deemed to be engaged in or to have a financial interest in such a business if he is an employee, officer, director, or partner of any person, partnership, corporation, trust or other entity which is engaged in such a business, or if he directly or indirectly performs services for such entity or if he or any member of his immediate family beneficially owns an equity interest, or interest convertible into equity, in any such entity; provided, however, that the foregoing shall not prohibit the Executive or a member of his immediate family from owning, for the purpose of passive investment, less than 5% of any class of securities of a publicly held corporation. The Executive recognizes that a breach or threatened breach by him of his obligations under this paragraph 6 would cause irreparable injury to the Company, and the Company shall be entitled to preliminary and permanent injunctions enjoining him from violating this paragraph 6 in addition to any other remedies which may be available.

               7. The Executive agrees that he shall not, for a period of two years after the termination of his employment hereunder, employ any person who was employed by the Company or any of its Affiliates or induce such person to accept employment other than with the Company and its Affiliates.

               8. The Executive hereby agrees that any and all improvements, inventions, discoveries, formulae, processes, methods, know-how, confidential data, trade secrets and other proprietary information (collectively, "Work Products") within the scope of any business of the Company or any Affiliate which the Executive may conceive or make or have conceived or made during his employment with the Company shall be and are the sole and exclusive property of the Company, and that the Executive shall, whenever requested to do so by the Company, at its expense, execute and sign any and all applications, assignments or other instruments and do all other things which the Company may deem necessary or appropriate (i) in order to apply for, obtain, maintain, enforce or defend letters patent of the United States or any foreign country for any Work Product, or (ii) in order to assign, transfer, convey or otherwise make available to the Company the sole and exclusive right, title and interest in and to any Work Product.

               9. In the event of any dispute between the parties hereto arising out of or relating to this Agreement or the employment relationship between the Company and the Executive (except any dispute with respect to paragraphs 5, 6 or 7 hereof), such dispute shall be settled by arbitration in Stamford, Connecticut in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding anything herein to the contrary, if any dispute arises between the parties under paragraphs 5, 6 or 7 the Company shall not be required to arbitrate such dispute or claim but shall have the right to institute judicial proceedings in any court of competent jurisdiction with respect to such dispute or claim. If such judicial proceedings are instituted, the parties agree that such proceedings shall not be stayed or delayed pending the outcome of any arbitration proceeding hereunder.

               10. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                    If to the Company:
                    Morgan Products Ltd.
                    c/o Saugatuck Associates, Inc.
                    One Canterbury Green
                    Stamford, CT  06901

                    If to the Executive:
                    Mr. Larry R. Robinette
                    7109 Ravens Run
                    Cincinnati, OH  45244

     or to such other address as either party may designate by notice to the other, which notice shall be deemed to have been given upon receipt.

               11. This Agreement (including the documents referenced herein) constitutes the entire agreement between the parties hereto with respect to the Executive's employment by the Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Executive's employment.

               12. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

               13. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to an Affiliate) or by the Executive.

               14. If any provision of this Agreement, or portion thereof, is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

               15. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

               16. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

               17. The Executive represents and warrants that he is not party to any agreement which would prohibit him from entering into this Agreement or performing fully his obligations hereunder.

               IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

     MORGAN PRODUCTS LTD.


     _________________________               By:__________________________
     LARRY R. ROBINETTE                         Chairman of the Board


     Exhibits

     A - Rabbi Trust Instrument
     B - Relocation Assistance Program
     C - Definition of Good Reason

                                                                       Exhibit A

                           TRUST UNDER EMPLOYMENT AGREEMENT
                             BETWEEN MORGAN PRODUCTS LTD.
                                AND LARRY R. ROBINETTE

               This Agreement made as of the 19th day of August, 1994, by and between Morgan Products Ltd. (the "Company") and Harris Trust and Savings Bank, an Illinois banking corporation (the "Trustee");

               WHEREAS, the Company has incurred liability under the terms of the Employment Agreement between the Company and Larry R. Robinette (the "Executive") dated August 19, 1994 (the "Employment Agreement") with respect to the grant of certain common stock of the Company to the Executive under said Employment Agreement;

               WHEREAS, the Company wishes to establish a trust (hereinafter called, the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Executive or his beneficiaries in such manner and at such times as specified in this Trust instrument;

               WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under said Employment Agreement with the Executive;

               NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

               Section 1.  Establishment of the Trust.

                    (a) The Company hereby deposits with the Trustee shares of common stock of the Company valued at $700,000 (based upon the closing price of the Company's common stock as reported by the New York Stock Exchange on August 19, 1994), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

                    (b) The Trust shall become irrevocable upon approval by the Board of Directors of the Company.

                    (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                    (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Executive and general creditors as herein set forth. The Executive and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Employment Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Executive and his beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a).

                    (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Except as provided in (f) below, neither the Trustee nor the Executive or any beneficiary shall have any right to compel such additional deposits.

                    (f) The Company shall make such contributions to the Trust as shall be necessary to ensure that the assets of the Trust (valued on August 19, 1997 or on such earlier date upon which the Executive's employment is terminated (i) due to death or disability, (ii) due to termination by the Company for any reason other than fraud or dishonesty, (iii) due to termination by the Executive for Good Reason (as defined in the Employment Agreement), or (iv) as a result of the acquisition by a third party of all or substantially all of the assets of the Company or of a majority of the outstanding voting stock of the Company (including by way of a merger of the Company with or into another entity)) are equal to at least $700,000. For purposes of this Trust instrument, the date upon which the assets of the Trust are valued, as aforesaid, is called the "Valuation Date."

               Section 2.  Payments to the Executive and His Beneficiaries.

                    (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable the Executive (and his beneficiaries) whose benefits are to be funded through the Trust, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid, and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Executive and his beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Payment Schedule and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

                    (b) The entitlement of the Executive or his beneficiaries to benefits under the Employment Agreement shall be determined by the Company, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Employment Agreement.

                    (c) The Company may make payment of benefits directly to the Executive or his beneficiaries as they become due under the terms of the Employment Agreement. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Executive or his beneficiaries.

               Section 3. Trustee Responsibility Regarding Payments To Trust Beneficiary When the Company Is Insolvent.

                    (a) The Trustee shall cease payment of benefits to the Executive and his beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                    (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below;

                         (1) The Board of Directors and the Chief Executive Officer or Chief Financial Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency.

                         (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                         (3) If at any time the Trustee has actual knowledge of the Company's Insolvency, or the Trustee has been informed by the Board of Directors or Chief Executive Officer or Chief Financial Officer of the Company that the Company is Insolvent, the Trustee shall discontinue payments to the Executive or his beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any right of the Executive or his beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Employment Agreement.

                         (4) The Trustee shall resume the payment of benefits to the Executive or his beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                    (c) Provided that there are sufficient assets, if the Trustee discontinues the payments of benefits from the Trust pursuant to this Section 3 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executive or his beneficiaries under the terms of the Employment Agreement for the period of such discontinuance, less the aggregate amount of any payments made to the Executive or his beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

               Section 4.  Payments to the Company.

               Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Executive and his beneficiaries in accordance with the Payment Schedule referred to in Section 2 hereof.

               Section 5.  Investment Authority.

                    (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Executive. The Trustee acknowledges that the objective of the Executive is to grow the asset value of the Trust and that the Trustee should, therefore, give consideration to selling all or a portion of the shares of Company common stock (to the extent legally possible) when, in the judgment of the Trustee, market conditions warrant such sale. Thereafter, the Trustee should reinvest the proceeds of any such sale of Company common stock in conservative instruments bearing minimal market risk, such as treasury securities, money market funds and common trust funds of the Trustee.

                    (b) The Company shall have the right at any time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust; provided, however, if the Company shall have substituted other assets (the "Substituted Assets") for a number of shares of common stock of the Company (the "Removed Shares") and if on the Valuation Date the value of that number of shares of Company common stock equal to the Removed Shares is greater than the value of the Substituted Assets, the Company shall make a contribution to the Trust of additional assets having a value as of the Valuation Date equal to the difference between the Removed Shares and the Substituted Assets. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

               Section 6.  Disposition of Income.

                    During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested; provided, however, no dividends on Company common stock shall be reinvested in any further shares of Company common stock.

               Section 7.  Accounting by Trustee.

                    The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

               Section 8.  Responsibility of Trustee.

                    (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Employment Agreement or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                    (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. In such event the Company shall promptly reimburse the Trust for the amount of such payment.

                    (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

                    (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

               Section 9.  Compensation and Expenses of the Trustee.

                    The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. In such event the Company shall promptly reimburse the Trust for the amount of such payment.

               Section 10.  Resignation and Removal of Trustee.

                    (a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

                    (b) The Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by the Trustee.

                    (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                    (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11, by the effective date of resignation or removal under paragraph (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. To the extent such administrative expenses are paid by the Trust, the Company shall promptly reimburse the Trust for the amount of such expenses.

               Section 11.  Appointment of Successor.

                    (a)  If Trustee resigns or is removed in accordance with
          Section 10(a) or (b), the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

               (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 7 and 8. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

               Section 12.  Amendment or Termination.

                    (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Employment Agreement or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

                    (b) The Trust shall not terminate until the date on which the Executive and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Employment Agreement and Payment Schedule. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

                    (c) Notwithstanding any other provisions of this Trust Agreement, upon written approval of the Executive entitled to payment of benefits pursuant to the terms of the Employment Agreement, the Company may terminate this Trust prior to the time all benefit payments under the Employment Agreement have been made. All assets in the Trust at termination shall be returned to Company.

               Section 13.  Miscellaneous.

                    (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                    (b) Benefits payable to the Executive and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                    (c) This Trust Agreement shall be governed by and construed, administered and enforced in accordance with the substantive internal laws (and not the conflict of laws provisions) of the State of Illinois.

               Section 15.  Effective Date.

               The effective date of this Trust Agreement shall be as of August 19, 1994.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 19th day of August, 1994.

                                   COMPANY:

                                   MORGAN PRODUCTS LTD.


                                   By_________________________

                                   Name:________________________
     Attest:
                                   Title:_______________________

     _________________________

     Name:____________________

     Title:___________________

                                   TRUSTEE:

                                   HARRIS TRUST AND SAVINGS BANK


                                   By  _________________________

                                   Name:________________________
     Attest:
                                   Title:_______________________

     _________________________

     Name:____________________

     Title:___________________

                                   Payment Schedule

                                       Vesting


               Subject to Sections 1(c) and (d) of the Trust, the Executive shall vest in the Trust 33 1/3% for each full year beginning on August 19, 1994. Notwithstanding the foregoing and subject to Sections 1(c) and (d) of the Trust, the Executive shall be 100% vested in the Trust if, prior to August 19, 1997, the Executive's employment with the Company is (a) terminated by the Company for any reason other than fraud or dishonesty or by the Executive for Good Reason (as defined in the Employment Agreement),
     (b) terminated by reason of the Executive's death or disability or (c) terminated as a result of the acquisition by a third party of all or substantially all of the assets of the Company or of a majority of the outstanding voting stock of the Company (including, by way of a merger of the Company with or into another entity). Should the Executive's employment with the Company be terminated by the Executive for any reason (other than Good Reason) prior to August 19, 1997, the Executive shall forfeit all right title and interest in the assets of the Trust. The Company shall inform the Trustee in writing as to any employment termination of the Executive and the extent, if any, to which the Executive is vested as of such employment termination.


                                    Distributions

               Any distribution to which the Executive (or his beneficiaries in the case of his death) becomes entitled under this Trust instrument and the Employment Agreement shall be made by the Trustee as soon as practicable (but in no event more than 30 days) after August 19, 1997 or such earlier date upon which the Executive shall be fully vested in the Trust as provided above. Such distribution shall be made in whole shares of common stock of the Company (with cash for any fractional share), except where the Trustee shall have sold such shares and reinvested the proceeds and except where the Company shall have substituted other assets for such shares as provided in the Trust instrument, and shall be made in a single payment.

                                                                       Exhibit B


                            Relocation Assistance Program


     - Company to pay to the Executive any shortfall between sale price of old (existing) primary residence and Executive's tax basis on such residence; such payment to be grossed up for tax purposes

     - Company controls marketing and sale of old primary residence<F1>, and, from the time the Executive vacates the old primary residence until the old primary residence is sold, the Company will bear the Executive's carrying costs of such residence; such costs to be grossed up for tax purposes

     -    Equity loan by Company for purchase of new primary residence

          - loan equal to tax basis on old primary residence minus outstanding mortgage principal

          -    loan is interest free

          - loan to be repaid in full on sale of old primary residence or earlier if Executive terminates employment other than for Good Reason

     - Reimbursement of mortgage loan origination fees and/or points in connection with purchase of new primary residence up to a maximum of two percent (2%) of mortgage principal; reimbursement of customary closing costs (attorneys fees, inspection fees, title insurance fees, transfer taxes and recording and notary fees, and the like) up to one percent (1%) of price of new residence; these reimbursements to be grossed up for tax purposes

     - Company to pay the Executive the difference between the interest expense on the mortgage of the new residence over the interest expense on the mortgage of the old residence for a period of three years; relates only to mortgage principal on new residence equal to mortgage principal on old residence; payment to be grossed up for tax purposes

     - Miscellaneous relocation allowance of one month's base salary; not grossed up for tax purposes

     -    Reasonable expenses of moving household effects and household members

     -    Reasonable temporary living expenses pending move to new residence





          ____________________

          <F1>  Company may turn such marketing and sale function over to a real estate relocation firm such as Prudential

                                                                       Exhibit C


                              Definition of Good Reason


               "Good Reason" shall mean, without the express written consent of the Executive:

                    (a) the assignment to him of any duties inconsistent with and inferior to his positions, duties, responsibilities and status with the Company during the preceding six (6) month period, or a change which makes his reporting responsibilities, titles, or offices inferior to his reporting responsibilities, titles and offices during the preceding six (6) month period, or any removal of him from any of his positions or offices held during the preceding six (6) month period, except in connection with the termination of his employment by the Company for cause, disability or retirement or as a result of his death or by the Executive for other than Good Reason; or

                    (b) the failure by the Company to continue in effect any company-sponsored benefit or compensation plan, program or policy in which the Executive participated during the preceding six (6) month period (or plans, programs or policies providing him with substantially similar benefits), except where such action applies generally to senior officers of the Company.